                              Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                            The Chase Manhattan Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

          at the close of business March 31, 1997, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                           DOLLAR AMOUNTS IN MILLIONS


                                     ASSETS
Cash and balances due from depository institutions:
    Noninterest-bearing balances and
    currency and coin ........................................................    $ 11,721
    Interest-bearing balances ................................................       3,473
Securities:
Held to maturity securities...................................................       2,965
Available for sale securities.................................................      35,903
Federal Funds sold and securities purchased under
    agreements to resell .....................................................      24,025
Loans and lease financing receivables:
    Loans and leases, net of unearned income..................................     123,957
    Less: Allowance for loan and lease losses.................................       2,853
    Less: Allocated transfer risk reserve ....................................          13
                                                                                  --------
    Loans and leases, net of unearned income,
    allowance, and reserve ...................................................     121,091
Trading Assets ...............................................................      54,340
Premises and fixed assets (including capitalized
    leases)...................................................................       2,875
Other real estate owned ......................................................         302
Investments in unconsolidated subsidiaries and
    associated companies......................................................         139
Customers' liability to this bank on acceptances
    outstanding ..............................................................       2,270
Intangible assets ............................................................       1,535
Other assets .................................................................      10,283
                                                                                  --------
TOTAL ASSETS .................................................................    $270,922
                                                                                  ========



                                   LIABILITIES
Deposits
    In domestic offices .................................................     $ 84,776
    Noninterest-bearing .................................................       32,492
    Interest-bearing ....................................................       52,284
                                                                              --------
    In foreign offices, Edge and Agreement subsidiaries,
    and IBF's ...........................................................       69,171
    Noninterest-bearing .................................................        4,181
    Interest-bearing ....................................................       64,990

Federal funds purchased and securities sold under agree-
ments to repurchase .....................................................       32,885
Demand notes issued to the U.S. Treasury ................................        1,000
Trading liabilities .....................................................       42,538

Other Borrowed money (includes mortgage indebtedness and
    obligations under capitalized leases):
    With a remaining maturity of one year or less .......................        4,431
    With a remaining maturity of more than one year .....................          466
Bank's liability on acceptances executed and outstanding ................        2,270
Subordinated notes and debentures .......................................        5,911
Other liabilities .......................................................       11,575

TOTAL LIABILITIES .......................................................      255,023
                                                                              --------

                                 EQUITY CAPITAL

Perpetual Preferred stock and related surplus ...........................            0
Common stock ............................................................        1,211
Surplus (exclude all surplus related to preferred stock).................       10,283
Undivided profits and capital reserves ..................................        4,941
Net unrealized holding gains (Losses)
on available-for-sale securities ........................................         (552)
Cumulative foreign currency translation adjustments .....................           16

TOTAL EQUITY CAPITAL ....................................................       15,899
                                                                              --------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
    STOCK AND EQUITY CAPITAL ............................................     $270,922
                                                                              ========


I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                               JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                                      WALTER V. SHIPLEY          )
                                      THOMAS G. LABRECQUE        )   DIRECTORS
                                      WILLIAM B. HARRISON, JR.   )